Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO: DYNAMIC HEALTH PRODUCTS, INC.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-2 of our report dated July 1, 2005, relating to the financial statements of Dynamic Health Products, Inc. and Subsidiaries appearing in the Dynamic Health Products, Inc. Annual Report on Form 10-KSB for the year ended March 31, 2005, filed with the Securities and Exchange Commission on July 14, 2005.

/s/ BRIMMER, BUREK & KEELAN LLP

Brimmer, Burek & Keelan LLP

Tampa, Florida

August 19, 2005